EXHIBIT 5.1

May 21, 2012

Facebook, Inc.

1601 Willow Road

Menlo Park, California 94025

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Facebook, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about May 21, 2012 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an aggregate of 605,015,804 shares of the Company’s Class A Common Stock, $0.000006 par value per share (the “Class A Common Stock”), that are subject to issuance by the Company (a) upon the exercise or settlement of awards granted or to be granted under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), (b) pursuant to the conversion of shares of the Company’s Class B common stock, $0.000006 par value per share (the “Class B Common Stock”), underlying options and restricted stock units outstanding under the Company’s 2005 Stock Plan (the “2005 Stock Plan”) and (c) pursuant to the conversion of shares of the Class B Common Stock underlying an option outstanding under the Company’s 2005 Officers’ Stock Plan (the “2005 Officers’ Plan”); and (ii) an aggregate of 577,684,471 shares of the Class B Common Stock (together with the Class A Common Stock described under clause (i) above, the “Stock”), that are subject to issuance by the Company (a) upon the exercise of stock options and settlement of restricted stock units granted under the 2005 Stock Plan and (b) upon the exercise of an option outstanding under the 2005 Officers’ Plan. The 2012 Plan, the 2005 Stock Plan and the 2005 Officers’ Plan are collectively referred to in this letter as the “Plans.”

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Eleventh Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 1, 2010 (the “Current Certificate”) and the Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the consummation of the Company’s initial public offering (the “Post-Effective Restated Certificate”);

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(2)	The Company’s Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Current Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will become effective upon, the consummation of the Company’s initial public offering (the “Post-Effective Restated Bylaws”);

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	The Prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);

(5)	the Plans and related forms of Plan agreements;

(6)	Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Current Certificate, (ii) the Post-Effective Restated Certificate, (iii) the Current Bylaws, (iv) the Post-Effective Restated Bylaws, (v) the Plans and (vi) the filing of the Registration Statement, the reservation of the Stock for sale and issuance pursuant to the Plans and the sale and issuance of the Stock pursuant to the Plans.

(7)	The stock records of the Company that the Company has provided to us (consisting of a list of stockholders, optionholders and restricted stock unit holders that was prepared by the Company as of May 18, 2012, respecting the Company’s capital stock and any rights to purchase capital stock and verifying the number of such issued and outstanding securities);

(8)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated of even date herewith, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(9)	A management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

May 21, 2012

The Company’s capital stock is uncertificated. We assume that issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, if not already outstanding, and the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the shares of Stock will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) 1,182,700,275 shares of Stock that may be issued and sold by the Company (a) upon the exercise or settlement of awards granted or to be granted under the 2012 Plan, (b) pursuant to the conversion of shares of the Class B Common Stock underlying options and restricted stock units outstanding under the 2005 Stock Plan, (c) pursuant to the conversion of shares of the Class B Common Stock underlying an option outstanding under the Company’s 2005 Officers’ Plan, (d) upon the exercise of stock options and settlement of restricted stock

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units granted under the 2005 Stock Plan and (e) upon the exercise of an option outstanding under the 2005 Officers’ Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP